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                                                                     EXHIBIT 4.5



                           CERTIFICATE OF DESIGNATION

                                       OF

                       SERIES B 5% CUMULATIVE CONVERTIBLE

                                 PREFERRED STOCK

                                       of

                                   RIDE, INC.


               RIDE, INC., a Washington corporation (the "Corporation"), in accordance with the provisions of RCW 23B.06.020(5) DOES HEREBY CERTIFY:

               That pursuant to authority vested in the Board of Directors of the Corporation by the Restated Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by unanimous written consent dated December 19, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, no par value per share, which series is designated as "Series B 5% Cumulative Convertible Preferred Stock," which resolution is as follows:

               RESOLVED, that pursuant to authority vested in the Board of Directors by the Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, no par value per share (hereinafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Restated Articles of Incorporation of the Corporation, does hereby fix the same as follows:

               SERIES B 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

               Section 1. Definitions. As used herein, the following terms shall have the following meanings:

               "Aggregated Person" shall mean any person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by a holder of shares of Series B Preferred Stock for purposes of Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder.


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               "AMEX" shall mean the American Stock Exchange, Inc.

               "Average Market Price" for any date means the arithmetic mean of the Market Price on each of the five trading days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

               "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation.

               "Ceiling Price" shall mean $2.6813 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Certificate of Designation with the Secretary of State of the State of Washington) provided, however, that notwithstanding any other provision hereof (1) if (v) the Corporation shall fail to file the Registration Statement with the SEC on or before the date which is 30 days after the Issuance Date, (w) the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, (x) the Registration Statement shall cease to be available for use by any holder of shares of Series B Preferred Stock which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated), except as a result of information supplied in writing by such holder for use in the Registration Statement, as contemplated by clauses (7) and (8) of the definition of Computation Date, or (y) a holder of shares of Series B Preferred Stock shall have become unable to convert any shares of Series B Preferred Stock in accordance with Section 8(a) (other than by reason of the 4.9% limitation set forth in Section 8(a)), as contemplated by clauses (9) and (10) of the definition of Computation Date, then in each such case referred to in the preceding clauses (v) through (y) the applicable price stated above in this paragraph shall be permanently reduced by $.053626 on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Computation Date) (each such dollar amount in this proviso subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar events occurring or with respect to which "ex-" trading commences on and after the date of filing of this Certificate of Designation with the Secretary of State of the State of Washington) unless, in lieu of such reduction in respect of any particular Computation Date, the Company shall have made cash payments on a timely basis in the amounts specified in Section 2(c) of the Registration Rights Agreement and (2) the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 8(c)(6).

               "Closing Bid Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by such exchange or other market.


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               "Common Stock" shall mean the Common Stock, no par value per share, of the Corporation.

               "Computation Date" shall mean:

                    (1) if the Corporation shall not have filed the Registration Statement with the SEC on or prior to the date which is 30 days after the Issuance Date, the date which is 31 days after the Issuance Date;

                    (2) the date which is 30 days after the Computation Date specified in the preceding clause (1), and each succeeding thirtieth day thereafter if the Corporation shall not have filed the Registration Statement with the SEC prior to such 30th day;

                    (3) if the Corporation shall not have filed the Registration Statement with the SEC on or prior to the date which is 30 days after the Issuance Date, the date on which the Corporation shall have so filed the Registration Statement;

                    (4) the date which is 91 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC;

                    (5) the date which is 30 days after the Computation Date specified in the preceding clause (4), and each succeeding thirtieth day thereafter if the Registration Statement has not been declared effective by the SEC prior to such 30th day;

                    (6) if the Registration Statement has not been declared effective by the SEC within 90 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC;

                    (7) the date on which the Registration Statement has ceased for 30 days (whether or not consecutive) to be available, for use by any holder of shares of Series B Preferred Stock which is named therein as a selling stockholder with the SEC, if, at any time during which the Registration Statement is required by the Registration Rights Agreement to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission therein or the information contained in the Registration Statement having become outdated) and shall remain so unavailable on such 30th day and each succeeding 30th day (whether or not consecutive) after such 30th day on which the Registration Statement shall have remained so unavailable;

                    (8) the date on which the Registration Statement becomes available for use by holders of shares of Series B Preferred Stock, if, at any time during which the Registration Statement is required by the Registration Rights Agreement to remain available for such use, the Registration Statement ceases to be so available for any reason (including, without limitation, by reason of an SEC stop order, a material


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misstatement or omission therein or the information contained in the
Registration Statement having become outdated), except as a result of information supplied in writing by such holder for use in the Registration Statement;

                    (9) the date on which any holder of shares of Series B Preferred Stock shall have become unable for 30 days (whether or not consecutive) to convert shares of Series B Preferred Stock in accordance with
Section 8(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 8(a)), if any holder of shares of Series B Preferred Stock shall remain unable so to convert shares of Series B Preferred Stock on such 30th day and each succeeding thirtieth day thereafter if holders then remain unable to so convert; and

                    (10) the date on which holders of shares of Series B Preferred Stock become able to convert shares of Series B Preferred Stock in accordance with Section 8(a), if any holder of shares of Series B Preferred Stock shall have become unable to convert shares of Series B Preferred Stock in accordance with Section 8(a) for any reason (other than by reason of the 4.9% limitation set forth in Section 8(a)); provided, however, that if more than one event which could give rise to a Computation Date during any period shall have occurred, only one of such events shall be deemed to result in a Computation Date so that the adjustments provided herein by reason of the occurrence of a Computation Date shall be made only once in respect of any period of time and then in the maximum amount based on all such Computation Dates.

               "Computed Price" of one share of Common Stock on any date shall mean the product obtained by multiplying (a) the Conversion Percentage applicable on such date by (b) the Average Market Price of the Common Stock for the Measurement Period with respect to such date; provided, however, that in no event shall the Computed Price be greater than the Ceiling Price (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Certificate of Designation with the Secretary of State of the State of Washington).

               "Conversion Agent" shall mean Chase Mellon, or its duly appointed successor.

               "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as set forth in Section 8(a).

               "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of the holder pursuant to Section 8(a).



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               "Conversion Notice" shall mean a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series B Preferred Stock to be converted.

               "Conversion Percentage" shall mean with respect to a Conversion Date or a dividend payment date 90%; provided, however, that notwithstanding any other provision hereof (1) if (v) the Corporation shall fail to file the Registration Statement with the SEC on or before the date which is 30 days after the Issuance Date, (w) the Registration Statement is not ordered effective by the SEC within 90 days after the Issuance Date, (x) the Registration Statement shall cease to be available for use by any holder of shares of Series B Preferred Stock which is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) as contemplated by clauses (7) and (8) of the definition of Computation Date, or (y) a holder of shares of Series B Preferred Stock shall have become unable to convert any shares of Series B Preferred Stock in accordance with Section 8(a) (other than by reason of the 4.9% limitation set forth in Section 8(a)), as contemplated by clauses (9) and (10) of the definition of Computation Date, then in each such case referred to in the preceding clauses (v) through (y) the applicable percentage stated above in this paragraph shall be permanently reduced by two percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Computation Date), unless, in lieu of such reduction in respect of any particular Computation Date, the Company shall have made cash payments on a timely basis in the amounts specified in Section 2 of the Registration Rights Agreement and (2) the Conversion Percentage applicable to a particular conversion shall be subject to reduction as provided in Section 8(c)(6).

               "Conversion Rate" shall have the meaning provided in Section
8(a).

               "Current Price" shall mean with respect to any date the arithmetic average of the Closing Bid Price of the Common Stock on the 30 consecutive trading days commencing 45 trading days before such date.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Holder Optional Redemption Date" shall mean the date of redemption of shares of Series B Preferred Stock pursuant to Section 9.

               "Inconvertibility Notice" shall have the meaning provided in
Section 6(a)(2).

               "Issuance Date" shall mean the first date of original issuance of any shares of Series B Preferred Stock.


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               "Junior Dividend Stock" shall mean, collectively, the Common
Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series B Preferred Stock.

               "Junior Liquidation Stock" shall mean the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock.

               "Liquidation Preference" shall mean, for each share of Series B Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 4(a)) to the date of distribution, and (iii) $1,000.00 (subject to equitable adjustments for stock splits, stock dividends and combinations affecting the Series B Preferred Stock).

               "Mandatory Redemption Notice" shall mean a notice given by the Corporation to the holders of Series B Preferred Stock pursuant to Section 6(a) which notice shall state (1) that the Corporation is required to redeem all of the outstanding shares of Series B Preferred Stock pursuant to Section 6(a), (2) the number of shares of Series B Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series B Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the applicable Redemption Date.

               "Market Price" of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) the Nasdaq, in either such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period (which for purposes of this definition includes such other periods in which an average price of the Common Stock is being determined):

        (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such


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dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

        (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

        (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period prior to the earlier of
(1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

        (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause



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(iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Market Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Market Price (determined without regard to this proviso); provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Preferred Stock shall have the right to receive in payment of dividends on the shares of Series B Preferred Stock or upon conversion of the shares of Series B Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series B Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series B Preferred Stock been issued, or had the holders of shares of Series B Preferred Stock converted the shares of Series B Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

        For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

        (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date



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for any such distribution), or (y) repurchase or reacquire shares of its Common
Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause
(v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) on such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Preferred Stock shall have the right to receive in payment of dividends on shares of Series B Preferred Stock or upon conversion of shares of Series B Preferred Stock, as the case may be, the amount of cash the holders of shares of Series B Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series B Preferred Stock been issued, or had the holders of shares of Series B Preferred Stock converted shares of Series B Preferred Stock, in either such case,


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immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

        (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Market Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any day, no adjustment shall be made for such Tender Offer under this clause (vi) for such day; provided further, however, that if on any date there shall be no reported lowest sale price (regular way) of such security, the "Market Price" on such date


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shall be the lowest sale price (regular way) of such security on the date next preceding such date on which a lowest sale price (regular way) for such security has been so reported.

               "Maximum Share Amount" shall mean 2,340,189 shares, or such greater number as permitted by the rules of the Nasdaq (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after the date of filing this Certificate of Designation with the Secretary of State of the State of Washington), of Common Stock.

               "Measurement Period" shall mean, with respect to any date, the period of twenty five (25) consecutive trading days ending one trading day prior to such date.

               "Nasdaq" shall mean the Nasdaq National Market.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the grant, vesting or exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

               "Optional Redemption Event" shall mean any one of the following events:

        (1) For any period of five consecutive trading days there shall be no closing bid price of the Common Stock on any national securities exchange or the Nasdaq;

        (2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap Market;

        (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series B Preferred Stock who is entitled to optional redemption rights under Section 9 to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Preferred Stock pursuant to the Registration Statement for any reason on each of such 30 days;

        (4) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series B Preferred Stock under the terms of this Certificate of Designation or under the Registration Rights Agreement or any other agreements or documents entered into in connection with the issuance of shares of Series B Preferred Stock, as such instruments may be amended from time to time;

        (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the

Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap Market; or

        (6) The taking of any action, including any amendment to the Corporation's Articles of Incorporation, which materially and adversely affects the rights of any holder of shares of Series B Preferred Stock.

               "Optional Redemption Notice" shall have the meaning provided in
Section 9(b).

               "Optional Redemption Price" shall mean the Redemption Price as if the definition of Redemption Price in this Section 1 were modified such that all references therein to "Redemption Date" were to the Holder Optional Redemption Date.

               "Parity Dividend Stock" shall mean the Series A 7% Cumulative Convertible Nonvoting Preferred Stock and any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock.
               "Parity Liquidation Stock" shall mean the Series A 7% Cumulative Convertible Nonvoting Preferred Stock and any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Preferred Stock.

               "Redemption Date" shall mean the date of a redemption of shares of Series B Preferred Stock pursuant to Section 4(c) or 6(a), determined in accordance therewith.

               "Redemption Price" shall mean the greater of (i) the quotient (expressed in dollars) obtained by dividing (a) the sum of (1) $1,000 (subject to equitable adjustments for stock splits, stock dividends and combinations affecting the Series B Preferred Stock), (2) an amount equal to the accrued but unpaid dividends on the share of Series B Preferred Stock to be redeemed, and
(3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share (determined as provided in Section 4) through the applicable Redemption Date by (b) the Conversion Percentage (expressed as a decimal) in effect on the Redemption Date, (ii) the Ceiling Price and (iii) one hundred twenty-five percent (125%) of the sum of (1) $1,000 (subject to equitable adjustments for stock splits, stock dividends and combinations affecting the Series B Preferred Stock), (2) an amount equal to accrued but unpaid dividends on the share of Series B Preferred Stock to be redeemed, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears on such share (determined as provided in Section 4) through the applicable Redemption Date.

               "Registration Rights Agreement" shall mean the Registration Rights Agreement entered into between the Corporation and the original holder of the shares of

Series B Preferred Stock, as amended or modified from time to time in accordance with its terms.

               "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreement.

               "SEC" shall mean the United States Securities and Exchange Commission.

               "Senior Dividend Stock" shall mean any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Preferred Stock.

               "Senior Liquidation Stock" shall mean any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock.

               "Series B Preferred Stock" shall mean the Series B 5% Cumulative Convertible Preferred Stock, no par value per share, of the Corporation.

               "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series B Preferred Stock as provided in Section 6(a).

               "Share Limitation Redemption Price" shall mean the Redemption Price as if the definition of Redemption Price in this Section 1 were modified such that all references therein to "Redemption Date" were to the Share Limitation Redemption Date.

               "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series B Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor provision.

               "Subscription Agreement" shall mean the Subscription Agreement between the Corporation and the original holder of shares of Series B Preferred Stock pursuant to which the shares of Series B Preferred Stock were issued.

               "Tender Offer" shall mean a tender offer or exchange offer.

               Section 2. Designation and Amount. The shares of such series shall be designated as "Series B 5% Cumulative Convertible Preferred Stock", and the number of shares constituting the Series B Preferred Stock shall be 3,000, and shall not be subject to increase.

               Section 3. Rank. All Series B Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) on a parity with any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) on a parity with Series A 7% Cumulative Convertible Nonvoting Preferred Stock and the shares of any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith, which class (or series thereof) by its terms ranks on a parity with the shares of Series B Preferred Stock and (iv) senior to any other class or series of preferred stock (other than as stated in the immediately preceding clauses (ii) and (iii)) of the Corporation.

               Section 4. Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable quarterly on March 31, June 30, September 30, and December 31 of each year commencing March 31, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid within five (5) days of a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders) unless and until all accrued and unpaid dividends on the Series B Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

               No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and the Parity Dividend Stock bear to each other.

               Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

               (b) If the Corporation elects, in the exercise of its sole discretion, to issue shares of Common Stock in payment of dividends on the Series B Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, by the third trading day after such dividend payment date to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the average Closing Bid Price of the Common Stock for the five trading days preceding the applicable dividend payment date into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are issued and delivered to holders of Series B Preferred Stock subsequent to the fifth trading day after a dividend payment date, the average Closing Bid Price used to calculate the number of share of Common Stock will be reduced by one percent for each trading day after the third trading day following such dividend payment date to the date of delivery of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the arithmetic average of the Closing Bid Price of the Common Stock for the five consecutive trading days prior to such dividend payment date times (y) the fraction of a share of Common Stock which would otherwise be issuable by the

Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series B Preferred Stock if:

        (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

        (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

        (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

        (iv) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap Market;

        (v) the issuance of shares of Common Stock in payment of dividends on Series B Preferred Stock held by any Aggregated Person would result in any Aggregated Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 8(a) hereof; or

        (vi) an Optional Redemption Event shall have occurred and any holder shall be entitled to exercise optional redemption rights under Section 9 hereof by reason of such Optional Redemption Event.

               Shares of Common Stock issued in payment of dividends on Series B Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

               (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Preferred Stock equal to the Redemption Price.

               (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Preferred Stock equal to the greater of (i) the quotient (expressed in dollars) obtained by dividing (a) the sum of (1) $1,000 (subject to equitable adjustments for stock splits, stock dividends and combinations affecting the Series B Preferred Stock), (2) an amount equal to the accrued but unpaid dividends on such share of Series B Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 4) through the date of purchase pursuant to this Section 4(d) by (b) the Conversion Percentage (expressed as a decimal) in effect on the date of purchase pursuant to this Section 4(d) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 4(d), be issuable on conversion in accordance with Section 8(a) of one share of Series B Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Preferred Stock on the date of purchase pursuant to this Section 4(d) (determined without regard to any limitation on conversion based on beneficial ownership which is contained in Section 8(a)) times (y) the highest price per share of Common Stock offered in such Tender Offer.

               Section 5. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior

Liquidation Stock. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

               Section 6.    Mandatory Redemption.

               (a) Mandatory Redemption Based on Maximum Share Amount. (1) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Corporation shall not be required to issue upon conversion of shares of Series B Preferred Stock pursuant to Section 8 more than the Maximum Share Amount, less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 4 as dividends on the Series B Preferred Stock. The Maximum Share Amount shall be allocated among the shares of Series B Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series B Preferred Stock provided in
Section 2. Each certificate for shares of Series B Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to Section 4 as dividends on the shares of Series B Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Upon surrender of any certificate for shares of Series B Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 8(a) of less than all of the shares of Series B Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 4 as a dividend on the shares of Series B Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series B Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock represented by the certificate so surrendered

(as reduced by any contemporaneous conversion of shares of Series B Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Preferred Stock represented by a single certificate are converted in full pursuant to Section 8, all of the portion of the Maximum Share Amount allocated to such shares of Series B Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Preferred Stock so converted, and if there shall be no other shares of Series B Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B Preferred Stock outstanding on such date.

               (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder may at any time after the occurrence give notice to the Corporation, in either case, if on any ten trading days within any period of 20 consecutive trading days the Corporation would not have been required to convert shares of Series B Preferred Stock of such holder in accordance with Section 8(a) as a consequence of the limitations set forth in
Section 6(a)(1) had all outstanding shares of Series B Preferred Stock held by such holder been converted into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 8(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten business days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, the Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by the holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 6(a)(1) (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 8(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder directs the Corporation to redeem outstanding shares of Series B Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series B Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 6(a)(1), to convert all of such holder's outstanding shares of Series B Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 8(a)) on any ten trading days within any period of 20 consecutive trading days commencing after the period of 20 consecutive trading days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Preferred Stock, as the case may be, had all of such holder's outstanding shares of Series B Preferred Stock been surrendered for conversion into Common Stock on each of such ten trading days within such 20 trading day period, then the Corporation shall not be required to redeem any shares of Series B Preferred Stock by reason of such Inconvertibility Notice.

               (3) Notwithstanding the giving of any notice by the Corporation to the holders of Series B Preferred Stock pursuant to Section 6(a)(2) or the giving or the absence of any notice by the holders of the Series B Preferred Stock in response thereto or any redemption of shares of Series B Preferred Stock pursuant to Section 6(a)(2), thereafter the provisions of Section 6(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

               (4) On each Share Limitation Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series B Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series B Preferred Stock pursuant to this Section 6(a), the Corporation shall make payment to such holder of the shares of Series B Preferred Stock to be redeemed in respect of each share of Series B Preferred Stock to be redeemed of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of the shares of Series B Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Preferred Stock may be redeemed.


               (b) No Other Mandatory Redemption. The shares of Series B Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided herein.

               Section 7. No Sinking Fund. The shares of Series B Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

               Section 8. Conversion.

               (a) Conversion at Option of Holder. The holders of the Series B Preferred Stock shall have the option to convert up to (i) twenty-five percent (25%) of the aggregate number of shares of Series B Preferred Stock at any time and from time to time from and after the 90th day following the Issuance Date,
(ii) fifty percent (50%) of the aggregate number of shares of Series B Preferred Stock at any time and from time to time from and after the 120th day following the Issuance Date, (iii) seventy-five percent (75%) of the aggregate number of shares of Series B Preferred Stock at any time and from time to time from and after the 150th day following the Issuance Date and (iv) one hundred percent (100%) of the aggregate number of shares of Series B Preferred Stock at any time and from time to time from and after the 180th day following the Issuance Date into fully paid and nonassessable shares of Common Stock. Each share of Series B Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, by delivery of a Conversion Notice (which may be done by telephone line facsimile transmission), into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000 (subject to equitable adjustments for stock splits, stock dividends and combinations affecting the Series B Preferred Stock), (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series B Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series B Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 4 (such sum, the "Conversion Amount") by (y) the lesser of (i) the Computed Price and (ii) the Ceiling Price and having the terms and conditions provided in Section 8(c) hereof, in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that in no event shall any holder of shares of Series B Preferred Stock be entitled to convert any shares of Series B Preferred Stock in excess of that number of shares of Series B Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder or any Aggregated Person of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series B Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

               (b) Mandatory Conversion. On the third anniversary of the Issuance Date, all of the outstanding Series B Preferred Stock shall automatically be converted into Common Stock at the then effective Conversion Rate.

               (c) Other Provisions. (1) Notwithstanding anything in this
Section 8(c) to the contrary, no change in the Conversion Amount pursuant to
Section 8(a) shall
actually be made until the cumulative effect of the adjustments called for by this Section 8(c) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 8(c) and not previously made. Notwithstanding anything in this Section 8(c), no change in the Conversion Amount shall be made that would result in the price at which a share of Series B Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series B Preferred Stock are at the time convertible.

               (2) The holders of shares of Series B Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Preferred Stock.

               (3) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series B Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series B Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one business day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B Preferred Stock being converted within one business day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly corrects all such defects.

               (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Preferred Stock the right to elect to receive after the completion of any such transaction, the securities, cash, or other assets which would be received by a holder of that number of shares of Common Stock into which the Series B Preferred Stock held by such holder shall be convertible immediately prior to the completion of such transaction, on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

               (6) If a holder shall have given a Conversion Notice for shares of Series B Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three (3) business days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by the holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the Conversion Percentage applicable to such conversion shall be reduced by three percentage points from the Conversion Percentage otherwise applicable to such conversion, (3) the Ceiling Price applicable to such conversion shall be reduced by $.053626 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Certificate of Designation with the Secretary of State of the State of Washington) from the Ceiling Price otherwise applicable to such conversion and (4) such holder may by written notice

(which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Preferred Stock thereafter in accordance herewith.

               (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. The Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Bid Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and
(ii) such fraction of a share or (b) may issue an additional share of Common Stock.

               (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 8(c)(1), as follows:

               (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

C1 = C  x (O + N)
     -----------
     (O + N) x P
              ---
               M

where

C1      = the adjusted Conversion Amount
C       = the current Conversion Amount
O       = the number of shares of Common Stock outstanding on the record date.
N       = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.
P       = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
M       = the Current Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

               (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

C1 = C  x  M
     -------
      M - F

where

C1   = the adjusted Conversion Amount
C    = the current Conversion Amount
M    = the Current Price per share of Common Stock on the record date mentioned below.
F    = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B Preferred Stock.

               (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

               (iv) If at any time as a result of an adjustment made pursuant to
Section 8(c)(5), the holder of any Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to
(iii) above.

               (9) Except as otherwise provided above in this Section 8, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

               (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Preferred Stock and the Common Stock, a statement signed by the Chairman of the

Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 8, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

               (11) Whenever the Corporation shall propose to take any of the actions specified in Section 8(c)(5) or in subparagraphs (i) or (ii) of Section 8(c)(8) which would result in any adjustment in the Conversion Amount under this
Section 8(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

               Section 9. Redemption at Option of Holders. (a) Each holder of shares of Series B Preferred Stock shall be entitled, at such holder's option, by notice to the Corporation given within 20 days after the occurrence of an Optional Redemption Event, to require the Corporation to redeem all or a portion of such shares following the occurrence of an Optional Redemption Event.

               (b) To exercise the optional redemption right, a holder of shares of Series B Preferred Stock shall deliver to the Corporation a notice of redemption (an "Optional Redemption Notice"), accompanied by the certificate for the shares of Series B Preferred Stock to be redeemed. Any Optional Redemption Notice shall state (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Preferred Stock pursuant to this Section 9, (2) the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series B Preferred Stock held by such holder which are to be redeemed. In no event later than five business days following receipt of such notice by the Corporation, the Corporation shall make payment in immediately available funds of the Optional Redemption Price applicable on the date of such redemption with respect to the shares of Series B Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in the Optional Redemption Notice. Upon redemption of less than all of the shares of Series B Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Preferred Stock which have not been redeemed. Only whole shares of Series B Preferred Stock may be redeemed.

               Section 10. Voting Rights. Except as otherwise required by law or expressly provided herein, shares of Series B Preferred Stock shall not be entitled to vote on any matter.

               The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Restated Articles of Incorporation or this Certificate of Designation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Preferred Stock except as otherwise required by law.

               Section 11. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series B Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series B Preferred Stock for conversion into Common Stock, all shares of Series B Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Share Limitation Redemption Date, Redemption Date or Optional Redemption Date all shares of Series B Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, the Redemption Price or the Optional Redemption Price, as the case may be, of such shares of Series B Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designation, "Affiliate" means any person, other than the original holders of the shares of Series B Preferred Stock, directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

               IN WITNESS WHEREOF, RIDE, INC. has caused this certificate to be signed by _______________________, its ______________, as of the 19th day of
December, 1997.


                                             RIDE, INC.


               By:
                 --------------------------------

                                                  Title:


-----------------------------------